As filed with the Securities and Exchange Commission on June 29, 1998
                                                         Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


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                         DYNAMIC MATERIALS CORPORATION
            (Exact name of registrant as specified in its charter)


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              DELAWARE                                  840608431
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                Identification Number)

                             551 ASPEN RIDGE DRIVE
                          LAFAYETTE, COLORADO 80026
                   (Address of principal executive offices)

                        DYNAMIC MATERIALS CORPORATION
                          1997 EQUITY INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plans)


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          RICHARD A. SANTA
     VICE PRESIDENT OF  FINANCE                       WITH COPIES TO:
     AND CHIEF FINANCIAL OFFICER                  JACQUELINE STUDER, ESQ.
    DYNAMIC MATERIALS CORPORATION               DAVIS, GRAHAM & STUBBS LLP
        551 ASPEN RIDGE DRIVE               370 SEVENTEENTH STREET, SUITE 4700
      LAFAYETTE, COLORADO 80026                   DENVER, COLORADO 80202
           (303) 665-5700                              (303) 892-9400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


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                        CALCULATION OF REGISTRATION FEE

                                                      Proposed       Proposed
                                       Amount          Maximum        Maximum
   Title of Securities                  to be       Offering Price    Aggregate        Amount of
    to be Registered                 Registered      Per Share(1)  Offering Price(1)  Registration Fee


Common Stock ($.05 par value).......  200,000 shares     $8.2187        $1,643,740      $484.91

(1) Pursuant to Rule 457(c), the price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock on June 25, 1998 as reported on The Nasdaq Stock Market.

                               EXPLANATORY NOTE

      This Registration Statement registers 50,000 shares of the common stock (the "Common Stock"), par value $.05 per share, of Dynamic Materials Corporation (the "Company") issuable under the Company's Employee Stock Purchase Plan. This Registration Statement also relates to 150,000 of the 1,075,000 shares issuable under the Company's 1997 Equity Incentive Plan. The remaining 925,000 shares have been previously registered by Registration Statements on Form S-8 Nos. 333-35177 (275,000 shares), 33-84220 (300,000 shares), 33-60975 (100,000 shares), and 333-27347 (250,000 shares).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      DYNAMIC MATERIALS CORPORATION (the "Company") hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference as of their date of filing with the
Commission:

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, filed with the Commission on March 31, 1998.

      (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the Commission on May 15, 1998.

      (c) The Company's Proxy Statement for the 1998 Annual Meeting of Stockholders filed with the Commission on April 22, 1998.

      (d) The Company's Current Report on Form 8-K, dated January 28, 1998 and filed with the Commission on February 5, 1998.

      (e) The Company's Current Report on Form 8-K, dated March 18, 1998 and filed with the Commission on April 2, 1998.

      (f) The Company's Current Report on Form 8-K/A, dated March 18, 1998 and filed with the Commission on June 1, 1998.

      (g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including any amendments or reports filed for the purpose of updating such description.

      (h) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.    DESCRIPTION OF SECURITIES.

      Not applicable.

5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

      The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      Article XI of the Company's bylaws provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law. In addition, the Company has entered into indemnity agreements with each of its directors and certain officers which provide that such persons will be indemnified in certain circumstances.

      The Company has entered into indemnification agreements with certain of its directors and officers under which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of their being a director or officer of the Company, and the Company maintains directors' and officers' liability insurance.

7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

8.    EXHIBITS

     4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit B to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14,
            1997 special meeting of shareholders).

     4.2 Bylaws of the Company (incorporated by reference to Exhibit C to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

     4.3 Form of certificate representing shares of Common Stock of the Registrant (incorporated by reference from the Registrant's Quarterly Report on Form 10- QSB for the quarter ended September 30,
            1997).

     5.1 Opinion of Davis, Graham & Stubbs LLP, as to the legality of the issuance of the Shares.

    23.1    Consent of Arthur Andersen LLP.

    23.2    Consent of Davis, Graham & Stubbs LLP (see Exhibit 5.1).

9.    UNDERTAKINGS

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Colorado, on this 25th day of June, 1998.

                                       DYNAMIC MATERIALS CORPORATION


                                       By: /s/P. Lange
                                          -------------------------------------
                                          Paul Lange
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Lange and Richard A. Santa, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                          TITLE                      DATE


/s/P. Lange
------------------------------   Chairman, President and Chief    June 25, 1998
Paul Lange                       Executive Officer

/s/Richard A. Santa
------------------------------    Vice President of Finance,      June 25, 1998
Richard A. Santa                  Chief Financial Officer,
                                  Secretary, Principal Financial
                                  and Accounting Officer


/s/Dean K. Allen
------------------------------    Director                        June 26, 1998
Dean K. Allen


/s/David Bartlett
------------------------------    Director                        June 25, 1998
David Barlett


/s/George W. Morgenthaler
------------------------------    Director                        June 25, 1998
George W. Morgenthaler



------------------------------    Director                        June   , 1998
Michael C. Franson                                                     --



------------------------------    Director                        June   , 1998
Michael W. Beam                                                        --

                                 EXHIBIT INDEX

Exhibit
  No.       Description                                           Page No.
-------------------------------------------------------------------------------

 4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit B to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14,
            1997 special meeting of shareholders).

 4.2 Bylaws of the Company (incorporated by reference to Exhibit C to the Company's definitive proxy statement filed July 14, 1997, relating to the Company's August 14, 1997 special meeting of shareholders).

 4.3 Form of certificate representing shares of Common Stock of the Registrant (incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30,
            1997).

 5.1 Opinion of Davis, Graham & Stubbs LLP as to the legality of issuance of the Shares.

23.1        Consent of Arthur Andersen LLP.

23.2        Consent of Davis, Graham & Stubbs LLP (see Exhibit 5.1).